SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2002

New Horizon Education, Inc.

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(Exact name of registrant as specified in its charter)

Utah	0-32195	87-0319410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2250 West Center Street, Springville, UT 84663

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 489-0222

(Former name or former address, if changed since last report.)

ITEM 1. Changes in Control of Registrant.

On February 28, 2002, the Company issued 11,000,000 shares of restricted common stock to Phase One, LLC, a Utah limited liability company in exchange for $80,000 cash and a promissory note in the amount of $30,000. As a result of this transaction, Phase One, LLC now controls 80% of the Company's issued and outstanding stock.

On March 4, 2002, the Company appointed Mark Buck to the Board of Directors. Mr. Buck is the managing member of Phase One, LLC. There was no change in control of the Board of Directors as a result of this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON EDUCATION, INC.

By: /s/ Steven L. White

Steven L. White

President and CEO

Date: October 24, 2001